UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

ContextLogic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 33rd Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-7323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2022, Jacqueline Reses, the Executive Chair of ContextLogic Inc. (the “Company”), resigned from her position as Executive Chair and as a member of the Company’s Board of Directors (the “Board”). Upon her resignation, Ms. Reses entered into a consulting agreement with the Company pursuant to which Ms. Reses will provide transition and other consulting services to the Company’s new Chief Executive Officer and Board. Ms. Reses was instrumental in the Company’s recent hiring of a new Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Product Officer.

Ms. Reses’ resignation is not the result of any disagreement with the Company on any matter related to its operations, policies or practices.

In connection with Ms. Reses’ resignation, the Board appointed Tanzeen Syed, its current Lead Independent Director, to serve as Chair of the Board, with such appointment effective as of February 4, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2022

ContextLogic Inc.

By:	/s/ Vivian Liu
Vivian Liu
Chief Financial Officer Principal Financial Officer